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                             SUTHERLAND, ASBILL & BRENNAN
                            1275 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004-2404

TEL: (202) 383-0100                                                  ATLANTA
                                                                      AUSTIN
FAX: (202) 637-3593                                                  NEW YORK
                                                                    WASHINGTON





Glenbrook Life and Annuity Company
3100 Sanders Road
Northbrook, Illinois  60062

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-00987) filed by Glenbrook Life and Annuity Company for certain annuity contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                            By:   /s/ Stephen E. Roth
                                                 -----------------------
                                                  Stephen E. Roth